Exhibit 99(p)(1)


                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
Message from our             "The   reputation  of  a  thousand   years  may  be
CEO                          determined  by the  conduct of one  hour."  Ancient
                             Japanese Proverb

                             We have said it time and again in our Goals, Strategy and Culture statement, "We exist for our clients and are driven by their needs." Wellington Management's reputation is built on this principle. We know that our reputation is our most valuable asset as that reputation attracts clients and promotes their trust and confidence in our firm's capabilities. We entrust our clients' interests and the firm's reputation every day to each Wellington Management employee around the world. Each of us must take constant care that our actions fully meet our duties as fiduciaries for our clients. Our clients' interests must always come first; they cannot and will not be compromised.

                             We have learned through many experiences, that when we put our clients first, we are doing the right thing. If our standards slip, or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

                             It is important that we all remember "client, firm, person" is our most fundamental guiding principle. This high ethical standard is embodied in our Code of Ethics. The heart of the Code of Ethics goes to our obligation to remain vigilant in protecting the interests of our clients above our own. We encourage you to become familiar with all facets of the Code and trust that you will embrace and comply with both the letter and the spirit of the Code.


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics

--------------------------   ------------------------------------------------------------------------------
Table of Contents            Standards of Conduct                                                        4
                             Ethical Considerations Regarding Confidentiality                            5
                             Ethical Considerations Regarding Open-end Mutual Fund Transactions          5
                             Policy on Personal Securities Transactions                                  6
                                 Covered Accounts                                                        6
                                 Transactions Subject to Pre-clearance and Reporting                     8
                                 Requesting Pre-clearance                                                8
                                 Restrictions on Covered Transactions and Other Restrictions             9
                                    Blackout Periods                                                     9
                                    Short Term Trading                                                   10
                                    Securities of Brokerage Firms                                        11
                                    Short Sales, Options and Margin Transactions                         11
                                    Derivatives                                                          11
                                    Initial Public Offerings ("IPOs")                                    12
                                    Private Placements                                                   12
                                    ETFs and HOLDRs                                                      12
                                 Transactions Subject to Reporting Only                                  12
                                    Transactions Exempt from Pre-clearance and Reporting                 13
                             Exemptive Procedure for Personal Trading                                    14
                             Reporting and Certification Requirements                                    14
                                 Initial Holdings Report                                                 15
                                 Duplicate Brokerage Confirmations and Statements                        15
                                 Duplicate Annual Statements for Wellington Managed Funds                16
                                 Quarterly Reporting of Transactions and Brokerage Accounts              16
                                 Annual Holdings Report                                                  17
                                 Quarterly Certifications                                                17
                                 Annual Certifications                                                   18
                                 Review of Reports and Additional Requests                               18
                             Gifts, Travel and Entertainment Opportunities and Sensitive Payments        18
                                 General Principles                                                      18
                                 Accepting Gifts                                                         19
                                 Accepting Travel and Entertainment Opportunities and Tickets            19
                                 Solicitation of Gifts, Contributions, or Sponsorships                   21
                                 Giving Gifts (other than Entertainment Opportunities)                   22
                                 Giving Entertainment Opportunities                                      22
                                 Sensitive Payments                                                      23
                             Other Activities                                                            23
                             Violations of the Code of Ethics                                            24


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics

--------------------------   ------------------------------------------------------------------------------
Table of Contents            Appendix A - Approved Exchange Traded Funds
                             Appendix B - Quick Reference Table for Personal Securities Transactions
                             Appendix C - Quick Reference Table for Gifts and Entertainment


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
Standards of Conduct         Wellington  Management Company,  LLP and
                             its  affiliates  ("Wellington  Management")  have a
                             fiduciary duty to investment company and investment
                             counseling  clients that  requires each Employee to
                             act solely for the  benefit of  clients.  As a firm
                             and as  individuals,  our  conduct  (including  our
                             personal  trading) must  recognize  that the firm's
                             clients  always  come  first and that we must avoid
                             any   abuse  of  our   positions   of   trust   and
                             responsibility.

                             Each Employee is expected to adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients' interests, or have the potential to cause damage to the firm's reputation. To this end, each Employee must act with integrity, honesty, dignity and in a highly ethical manner. Each Employee is also required to comply with all applicable securities laws. Moreover, each Employee must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the firm or its reputation at risk. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear.

                             This Code of Ethics (the "Code") recognizes that our fiduciary obligation extends across all of our affiliates, satisfies our regulatory obligations and sets forth the policy regarding Employee conduct in those situations in which conflicts with our clients' interests are most likely to develop. All Employees are subject to this Code and adherence to the Code is a basic condition of employment. If an Employee has any doubt as to the appropriateness of any activity, believes that he or she has violated the Code, or becomes aware of a violation of the Code by another Employee, he or she should consult the Code of Ethics Manager, Chief Compliance Officer, General Counsel or Chair of the Ethics Committee.

                             The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on August 31, 2004, and Rule 204A-1 under the Investment Advisers Act of 1940. The term "Employee" for purposes of this Code, includes all Partners and employees worldwide (including temporary personnel compensated directly by Wellington Management and other temporary personnel to the extent that their tenure with Wellington Management exceeds 90 days).


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
Ethical Considerations
Regarding Confidentiality    Confidentiality  is  a  cornerstone  of  Wellington
                             Management's fiduciary obligation to its clients as well as an important part of the firm's culture.

                             Use and Disclosure of Information
                             Information acquired in connection with employment by the organization, including information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, or client interests, is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of clients or the firm. Employees are reminded that certain clients have specifically required their relationship with our firm to be treated confidentially.

                             Specific reference is made to the firm's Portfolio Holdings Disclosure Policy and Procedures, accessible on the Wellington Management intranet, which addresses the appropriate and authorized disclosure of a client's portfolio holdings.

                             "Inside Information"
                             Specific reference is made to the firm's Statement of Policy on the Receipt and Use of Material, Non-Public Information (i.e., "inside information"), accessible on the Wellington Management intranet, which applies to personal securities transactions as well as to client transactions.

--------------------------   ---------------------------------------------------
Ethical Considerations
Regarding  Open-End
Mutual Fund  Transactions    Wellington  Management  requires  that an  Employee
                             engaging in mutual fund investments ensure that all investments in open-end mutual funds comply with the funds' rules regarding purchases, redemptions, and exchanges.

                             Wellington Management has a fiduciary relationship with the mutual funds and variable insurance portfolios for which it serves as investment adviser or sub-adviser, including funds organized outside the US ("Wellington Managed Funds").
                             Accordingly, an Employee may not engage in any activity in Wellington Managed Funds that might be perceived as contrary to or in conflict with the interests of such funds or their shareholders.

                             The Code's personal trading reporting requirements extend to transactions and holdings in Wellington Managed Funds (excluding money market funds). A complete list of the Wellington Managed Funds is available to Employees via the Wellington Management intranet. Please refer to "Reporting and Certification Requirements" for further details.


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
Policy on Personal
Securities Transactions      All Employees are required to clear their  personal
                             securities transactions (as defined below) prior to execution, report their transactions and holdings periodically, and refrain from transacting either in certain types of securities or during certain blackout periods as described in more detail in this section.

                             Employees should note that Wellington Management's policies and procedures with respect to personal securities transactions also apply to transactions by a spouse, domestic partner, child or other immediate family member residing in the same household as the Employee.

                             Covered Accounts

                             Definition of "Personal Securities Transactions"
                             A personal securities transaction is a transaction in which an Employee has a beneficial interest.

                             Definition of "Beneficial Interest"
                             An Employee is considered to have a beneficial interest in any transaction in which the Employee has the opportunity to directly or indirectly profit or share in the profit derived from the securities transacted. An Employee is presumed to have a beneficial interest in, and therefore an obligation to pre-clear and report, the following:

                             1
                             Securities owned by an Employee in his or her name.

                             2
                             Securities owned by an individual Employee indirectly through an account or investment vehicle for his or her benefit, such as an IRA, family trust or family partnership.

                             3
                             Securities owned in which the Employee has a joint ownership interest, such as property owned in a joint brokerage account.

                             4
                             Securities in which a member of the Employee's immediate family (e.g., spouse, domestic partner, minor children and other dependent relatives) has a direct,


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             indirect  or  joint   ownership   interest  if  the
                             immediate   family  member   resides  in  the  same
                             household as the Employee.

                             5
                             Securities owned by trusts, private foundations or other charitable accounts for which the Employee has investment discretion (other than client accounts of the firm).

                             If an Employee believes that he or she does not have a beneficial interest in the securities listed above, the Employee should provide the Global Compliance Group (the "Compliance Group") with satisfactory documentation that the Employee has no beneficial interest in the security and exercises no control over investment decisions made regarding the security (see "Exceptions" below). Any question as to whether an Employee has a beneficial interest in a transaction, and therefore an obligation to pre-clear and report the transaction, should be directed to the Compliance Group.

                             Exceptions
                             If an Employee has a beneficial interest in an account which the Employee feels should not be subject to the Code's pre-clearance and reporting requirements, the Employee should submit a written request for clarification or an exemption to the Global Compliance Manager. The request should name the account, describe the nature of the Employee's interest in the account, the person or firm responsible for managing the account, and the basis upon which the exemption is being claimed. Requests will be considered on a case-by-case basis. An example of a situation where grounds for an exemption may be present is an account in which the Employee has no influence or control (e.g., the Employee has a professionally managed account over which the Employee has given up discretion.

                             In all transactions involving such an account an Employee should, however, conform to the spirit of the Code and avoid any activity which might appear to conflict with the interests of the firm's clients, or with the Employee's position within Wellington Management. In this regard, please refer to the "Ethical Considerations Regarding Confidentiality" section of this Code.


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             Transactions Subject to Pre-Clearance and Reporting
                             "Covered Transactions"

                             All Employees must clear their personal securities transactions prior to execution, except as specifically exempted in subsequent sections of the Code. Clearance for personal securities transactions for publicly traded securities will be in effect for 24 hours from the time of approval. Transactions in the following securities are "Covered Transactions" and therefore must be pre-cleared and reported:
                             o    bonds (including municipal bonds)
                             o stock (including shares of closed-end funds and funds organized outside the US that have a structure similar to that of closed-end funds)
                             o    exchange-traded funds not listed on Appendix A
                             o    notes
                             o    convertibles
                             o    preferreds
                             o    ADRs
                             o    single stock futures
                             o limited partnership and limited liability company interests (for example, hedge funds not sponsored by Wellington Management or an affiliate)
                             o    options on securities
                             o warrants, rights, etc., whether publicly traded or privately placed

                             See Appendix B for a summary of securities subject to pre-clearance and reporting, securities subject to reporting only, and securities exempt from pre-clearance and reporting.

                             ---------------------------------------------------
                             Requesting Pre-Clearance

                             Pre-clearance  for  Covered  Transactions  must  be
                             obtained   by   submitting   a   request   via  the
                             intranet-based Code of Ethics Compliance System ("COEC"). Approval must be obtained prior to placing the trade with a broker. An Employee is responsible for ensuring that the proposed transaction does not violate Wellington Management's policies or applicable securities laws and regulations by virtue of the Employee's responsibilities at Wellington Management or the information that he or she may possess about the securities or the issuer. The Compliance Group will maintain confidential records of all requests for approval. Covered Transactions offered through a participation in a private placement (including both securities and partnership interests) are


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             subject   to   special   clearance   by  the  Chief
                             Compliance Officer or the General Counsel or their designees, and the clearance will remain in effect for a reasonable period thereafter, not to exceed
                             90 days (See, "Private Placements").

                             An Employee wishing to seek an exemption from the pre-clearance requirement for a security or instrument not covered by an exception (see below) that has similar characteristics to an excepted security or transaction should submit a request in writing to the Global Compliance Manager.

                             ---------------------------------------------------
                             Restrictions on Covered Transactions and Other Restrictions on Personal Trading

                             Covered Transactions are restricted and will be denied pre-clearance under the circumstances described below. Please note that the following restrictions on Covered Transactions apply equally to the Covered Transaction and to instruments related to the Covered Transaction. A related instrument is any security or instrument issued by the same entity as the issuer of the Covered Transaction, including options, rights, warrants, preferred stock, bonds and other obligations of that issuer or instruments otherwise convertible into securities of that issuer.

                             The restrictions and blackout periods prescribed below are designed to avoid conflict with our clients' interests. However, patterns of trading that meet the letter of the restrictions but are intended to circumvent the restrictions are also prohibited. It is expected that Employees will comply with the restrictions below in good faith and conduct their personal securities transactions in keeping with the intended purpose of this Code.

                             1
                             Blackout Periods
                             No Employee may engage in Covered Transactions involving securities or instruments which the Employee knows are actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security or instrument. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             Employee Blackout Periods
                             An  Employee  will  be  denied  pre-clearance  for
                             Covered  Transactions  that are:
                             o    being  bought  or sold on  behalf  of  clients
                                  until one trading day after such buying or selling is completed or canceled;
                             o    the  subject  of  a  new  or  changed   action
                                  recommendation from a research analyst until 10 business days following the issuance of such recommendation;
                             o    the  subject  of  a  re-issued  but  unchanged
                                  recommendation from a research analyst until 2 business days following re-issuance of the recommendation.

                             Portfolio Manager Additional Blackout Period
                             In addition to the above, an Employee who is a Portfolio Manager may not engage in a personal transaction involving any security for 7 calendar days prior to, and 7 calendar days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures for Personal Trading" below.

                             Portfolio Managers include all designated portfolio managers and other investment professionals that have portfolio management responsibilities for client accounts or who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios.

                             2
                             Short Term Trading
                             No Employee may take a "short term trading" profit with respect to a Covered Transaction, which means a sale, closing of a short position or expiration of an option at a gain within 60 calendar days of its purchase (beginning on trade date plus one), without a special exemption. See "Exemptive Procedures for Personal Trading" on page 14. The 60-day trading prohibition does not apply to transactions resulting in a loss.

                             An Employee engaging in mutual fund investments must ensure that all investments and transactions in open-end mutual funds, including funds organized outside the US, comply with the funds' rules regarding purchases, redemptions, and exchanges.


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             3
                             Securities of Brokerage Firms
                             An  Employee  engaged  in  Global  Trading  and  an
                             Employee with portfolio  management  responsibility
                             for  client  accounts  may not  engage in  personal
                             transactions   involving   any   equity   or   debt
                             securities of any company whose primary business is that of a broker/dealer. A company is deemed to be in the primary business as a broker/dealer if it derives more than 15 percent of its gross revenues from broker/dealer related activities.

                             4
                             Short Sales, Options and Margin Transactions
                             The Code strongly discourages short sales, options and margin transactions. Subject to pre-clearance, an Employee may engage in short sales, options and margin transactions, however, an Employee engaging in such transactions should recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as noted above. These types of activities are risky not only because of the nature of the transactions, but also because action necessary to close out a position may become prohibited under the Code while the position remains open. For example, you may not be able to close out short sales and transactions in derivatives. In specific cases of hardship, an exception may be granted by the Chief Compliance Officer or the General Counsel with respect to an otherwise "frozen" transaction.

                             Particular attention should be paid to margin transactions. An Employee should understand that brokers of such transactions generally have the authority to automatically sell securities in the Employee's brokerage account to cover a margin call. Such sale transactions will be in violation of the Code unless they are pre-cleared. An Employee engaging in margin transactions should not expect that exceptions will be granted after the fact for these violations.

                             5
                             Derivatives
                             Transactions in derivative instruments shall be restricted in the same manner as the underlying security. An Employee engaging in derivative transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as described in more detail in paragraph 4 above.


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             6
                             Initial Public Offerings ("IPOs")
                             No  Employee  may engage in  personal  transactions
                             involving the direct purchase of any security (debt
                             or equity) in an IPO (including  initial  offerings
                             of  closed-end   funds).   This   restriction  also
                             includes  new  issues   resulting  from  spin-offs,
                             municipal   securities,   and  thrift  conversions,
                             although in limited cases the purchase of such securities in an offering may be approved by the Chief Compliance Officer or the General Counsel upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to initial offerings of open-end mutual funds, US government issues or money market instruments.

                             7
                             Private Placements
                             An  Employee  may  not  purchase  securities  in  a
                             private placement transaction (including hedge funds that are not sponsored by Wellington Management or one of its affiliates) unless approval of the Chief Compliance Officer, the General Counsel or their respective designees has been obtained. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management, and other relevant factors on a case-by-case basis.

                             8
                             Exchange Traded Funds ("ETFs") and HOLDRs
                             An Employee may not transact in HOLDRs.
                             Transactions in exchange traded funds are permitted. However, transactions in exchange traded funds not listed on Appendix A are Covered Transactions that must be pre-cleared and reported. Transactions in exchange traded funds listed on Appendix A are not Covered Transactions and accordingly, are not subject to pre-clearance or reporting.

                             ---------------------------------------------------
                             Transactions Subject to Reporting Only (no need to Pre-clear) Pre-clearance is not required, but reporting is required for transactions in:

                             1
                             Open-end mutual funds and variable insurance products that are managed by Wellington Management or any of its affiliates, including funds organized outside the US that have a structure similar to that of open-end mutual funds,


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             if held outside of the Wellington Retirement and Pension Plan ("WRPP"). A list of Wellington Managed
                             Funds is available via the Wellington Management intranet.

                             2
                             Non-volitional transactions to include:
                             o automatic dividend reinvestment and stock purchase plan acquisitions;
                             o transactions that result from a corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.).

                             3
                             Gift transactions to include:
                             o gifts of securities to an Employee if the Employee has no control of the timing;
                             o gifts of securities from an Employee to an individual so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee;
                             o gifts of securities from an Employee to a not-for-profit organization. For this purpose, a not-for-profit organization includes only those trusts and other entities exclusively for the benefit of one or more not-for-profit organizations and does not include so-called split interest trusts (no writing is required);
                             o gifts of securities from an Employee to other trusts or investment vehicles, including charitable lead trusts, charitable remainder trusts, family partnerships and family trusts, so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee.

                             Even if the gift of a security from an Employee does not require pre-clearance under these rules, a subsequent sale of the security by the recipient of the gift must be pre-cleared and reported IF the Employee is deemed to have a beneficial interest in the security (for example, if the Employee has investment discretion over the recipient or the recipient is a family member living in the same house as the Employee).

                             ---------------------------------------------------
                             Transactions Exempt from Pre-Clearance and Reporting Pre-clearance and reporting is not required for transactions in:

                             o    US government securities
                             o    Exchange Traded Funds listed in Appendix A
                             o    money market instruments


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             o    Collective   Investment   Funds  sponsored  by
                                  Wellington Trust Company, na ("trust company pools")
                             o    hedge funds sponsored by Wellington Management
                                  or any of its affiliates
                             o    broad-based  stock  index  and  US  government
                                  securities futures and options on such futures
                             o    commodities futures
                             o    currency futures
                             o    open-end  mutual funds and variable  insurance
                                  products, including funds organized outside the US with a structure similar to that of an open-end mutual fund, that are not managed by Wellington Management or any of its affiliates

--------------------------   ---------------------------------------------------
Exemptive Procedure
For Personal Trading         In cases of hardship, the Chief Compliance Officer,
                             Global Compliance Manager, the General Counsel, or their respective designees can grant exemptions from the personal trading restrictions in this Code. The decision will be based on a determination that a hardship exists and the transaction for which an exemption is requested would not result in a conflict with our clients' interests or violate any other policy embodied in this Code. Other factors that may be considered include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the amount and timing of client trading in the same or a related security, and other relevant factors.

                             Any Employee seeking an exemption should submit a written request to the Chief Compliance Officer, Global Compliance Manager or the General Counsel, setting forth the nature of the hardship along with any pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive requests for exemptions by an Employee are not likely to be granted.

                             Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Compliance Group.

--------------------------   ---------------------------------------------------
Reporting and
Certification
Requirements                 Records  of  personal  securities  transactions  by
                             Employees and their immediate family members will be maintained. All Employees are subject to the following reporting and certification requirements:


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             1
                             Initial Holdings Report
                             New  Employees  are  required  to file  an  Initial
                             Holdings   Report   and   a   Disciplinary   Action
                             Disclosure  form within ten (10)  calendar  days of
                             joining the firm.  New Employees  must disclose all
                             of their security holdings in Covered  Transactions
                             including   private   placement   securities,   and
                             Wellington   Managed  Funds,   at  this  time.  New
                             Employees  are also  required  to  disclose  all of
                             their brokerage  accounts or other accounts holding
                             Wellington  Managed Funds  (including IRA Accounts,
                             529  Plans,   custodial  accounts  and  401K  Plans
                             outside  of  WRPP) at that  time,  even if the only
                             securities  held in such accounts are mutual funds.
                             Personal  trading is prohibited until these reports
                             are filed. The forms can be filed via the COEC that
                             is   accessible   on  the   Wellington   Management
                             intranet.

                             Please note that you do not need to report mutual funds or trust company pools held within the WRPP (this information will be obtained from the WRPP administrator); and you need not report Wellington Managed Funds that are money market funds.

                             2
                             Duplicate Brokerage Confirmations and Statements for Covered Transactions Employees may place securities transactions with the broker of their choosing. All Employees must require their securities brokers to send duplicate confirmations of their Covered Transactions and quarterly account statements to the Compliance Group. Brokerage firms are accustomed to providing this service.

                             To arrange for the delivery of duplicate confirmations and quarterly statements, each Employee must complete a Duplicate Confirmation Request Form for each brokerage account that is used for personal securities transactions of the Employee and each account in which the Employee has a beneficial interest and return the form to the Compliance Group. The form can be obtained from the Compliance Group. The form must be completed and returned to the Compliance Group prior to any transactions being placed with the broker. The Compliance Group will process the request with the broker in order to assure delivery of the confirmations and quarterly statements directly to the Compliance Group and to preserve the confidentiality of this information. When possible, the duplicate confirmation requirement will be satisfied by


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             electronic means. Employees should not send the completed forms to their brokers directly.

                             If under local market practice, brokers are not willing to deliver duplicate confirmations and/or quarterly statements to the Compliance Group, it is the Employee's responsibility to provide promptly the Compliance Group with a duplicate confirmation (either a photocopy or facsimile) for each trade and quarterly statement.

                             3
                             Duplicate Annual Statements for Wellington Managed Funds. Employees must provide duplicate Annual Statements to the Compliance Group with respect to their holdings in Wellington Managed Funds.

                             4
                             Quarterly Reporting of Transactions and Brokerage Accounts SEC rules require that a quarterly record of all personal securities transactions be submitted by each person subject to the Code's requirements within 30 calendar days after the end of each calendar quarter and that this record be available for inspection. To comply with these SEC rules, every Employee must file a quarterly personal securities transaction report electronically utilizing the COEC accessible to all Employees via the Wellington Management intranet by this deadline.

                             At the end of each calendar quarter, Employees will be reminded of the SEC filing requirement. An Employee that fails to file within the SEC's 30 calendar day deadline will, at a minimum, be prohibited from engaging in personal trading until the required filings are made and may give rise to other sanctions.

                             Transactions during the quarter as periodically entered via the COEC by the Employee are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker and certain holdings that were not subject to pre-clearance (as described below) must also be entered by the Employee.

                             All  Employees  are  required to submit a quarterly
                             report, even if there were no reportable transactions during the quarter. The quarterly report must include transaction information regarding:


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             o    all Covered  Transactions  (as defined on page
                                  8);
                             o    all  Wellington  Managed  Funds (as defined on
                                  page 5);
                             o    any new brokerage account  established  during
                                  the quarter including the name of the broker, dealer or bank and the date the account was established;
                             o    non-volitional  transactions  (as described on
                                  page 13); and
                             o    gift transactions (as described on page 13).

                             Transactions in Wellington Managed Funds and non-volitional transactions must be reported even though pre-clearance is not required. For non-volitional  transactions,  the  nature  of  the
                             transaction must be clearly specified in the report. Non-volitional transactions include automatic dividend reinvestment and stock purchase plan acquisitions, gifts of securities to and from the Employee, and transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends).

                             5
                             Annual Holdings Report
                             SEC Rules also require that each Employee file, on an annual basis, a schedule indicating their personal securities holdings as of December 31 of each year by the following February 14th. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account and the accounts for which the Employee has a beneficial interest, and the name of any broker, dealer or bank with whom the Employee maintains an account.
                             "Securities" for purposes of this report are Covered Transactions, Wellington Managed Funds and those that must be reported as indicated in the prior section.

                             Employees are also required to disclose all of their brokerage accounts at this time, even if the only securities held in such accounts are mutual funds.

                             6
                             Quarterly Certifications
                             As part of the quarterly reporting process on the COEC, Employees are required to confirm their compliance with the provisions of this Code of Ethics. In addition, each Employee is also required to identify any issuer for which the Employee owns more than 0.5% of the outstanding securities.



--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             7
                             Annual Certifications
                             As part of the annual reporting process on the COEC, each Employee is required to certify that:

                             o The Employee has read the Code and understands its terms and requirements;

                             o The Employee has complied with the Code during the course of his or her association with the firm;

                             o The Employee has disclosed and reported all personal securities transactions and brokerage accounts required to be disclosed or reported;

                             o The Employee will continue to comply with the Code in the future;

                             o The Employee will promptly report to the Compliance Group, the General Counsel, or the Chair of the Ethics Committee any violation or possible violation of the Code of which the Employee becomes aware; and

                             o The Employee understands that a violation of the Code may be grounds for disciplinary action or termination and may also be a violation of federal and/or state securities laws.

                             8
                             Review of Reports and Additional Requests
                             All reports filed in accordance with this section will be maintained and kept confidential by the Compliance Group. Such reports will be reviewed by the Chief Compliance Officer or his/her designee. The firm may request other reports and certifications from Employees as may be deemed necessary to comply with applicable regulations and industry best practices.

Gifts, Travel and
Entertainment
Opportunities, and
Sensitive Payments           Occasionally,  an Employee may be offered  gifts or
                             entertainment  opportunities  by clients,  brokers,
                             vendors or other  organizations  with whom the firm
                             transacts  business.  The giving and  receiving  of
                             gifts  and   opportunities  to  travel  and  attend
                             entertainment events from such sources are subject to the general principles outlined below and are permitted only under the circumstances specified in this section of the Code.

                             1
                             General Principles Applicable to Gifts, Travel and Entertainment Opportunities, and Sensitive Payments
                             o An Employee cannot give or accept a gift or participate in an entertainment opportunity if the frequency and/or value of the gift or entertainment opportunity may be considered excessive or extravagant.


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             o    An  Employee  cannot  give or  receive a gift,
                                  travel and entertainment opportunity or sensitive payment if, in doing so, it would create or appear to create a conflict with the interests of our clients or the firm, or have a detrimental impact on the firm's reputation.
                             o    With   regard  to  gifts   and   entertainment
                                  opportunities covered and permitted under the Code, under no circumstances is it acceptable for an Employee to resell a gift or ticket to an entertainment event.

                             2
                             Accepting Gifts
                             The only gift (other than entertainment tickets) that may be accepted by an Employee is a gift of nominal value (i.e. a gift whose reasonable value is no more than $100) and promotional items (e.g. pens, mugs, t-shirts and other logo bearing items). Under no circumstances may an Employee accept a gift of cash, including a cash equivalent such as a gift certificate, bond, security or other items that may be readily converted to cash.

                             Acceptance of a gift that is directed to Wellington Management as a firm should be cleared with the Employee's Business Manager. Such a gift, if approved, will be accepted on behalf of, and treated as the property of, the firm.

                             If an Employee receives a gift that is prohibited under the Code, it must be declined or returned in order to protect the reputation and integrity of Wellington Management. Any question as to the appropriateness of any gift should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

                             3
                             Accepting Travel and Entertainment Opportunities and Tickets Wellington Management recognizes that occasional participation in entertainment opportunities with representatives from organizations with whom the firm transacts business, such as clients, brokers, vendors or other organizations, can be useful relationship building exercises. Examples of such entertainment opportunities are: lunches, dinners, cocktail parties, golf outings or regular season sporting events.

                             Accordingly, occasional participation by an Employee in such entertainment opportunities for legitimate business purposes is permitted provided that:


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             o    a representative from the hosting organization
                                  attends the event with the Employee;
                             o    the primary purpose of the event is to discuss
                                  business or build a business relationship;
                             o    the Employee  demonstrates  high  standards of
                                  personal behavior;
                             o    participation   complies  with  the  following
                                  requirements for entertainment tickets, lodging, car and limousine services, and air travel.

                             Entertainment Tickets
                             An Employee occasionally may accept one ticket to an entertainment event only if the host will attend the event with the Employee and the face value of the ticket or entrance fee is $200 or less, not including the value of food that may be provided to the Employee before, during, or after the event. An Employee is required to obtain prior approval from his or her Business Manager before accepting any other entertainment opportunity.

                             An Employee is strongly discouraged from participating in the following situations and may not participate unless prior approval from his/her Business Manager is obtained:
                             o    the  entertainment  ticket  has a  face  value
                                  above $200; if approved by a Business Manager,
                                  the Employee is required to reimburse the host
                                  for the full face value of the ticket;
                             o    the  Employee  wants to  accept  more than one
                                  ticket; if approved by a Business Manager, the
                                  Employee is required to reimburse the host for
                                  the  aggregate   face  value  of  the  tickets
                                  regardless of each ticket's face value;
                             o    the  entertainment  event is  unusual  or high
                                  profile  (e.g., a major  sporting  event);  if
                                  approved by a Business  Manager,  the Employee
                                  is required to reimburse the host for the full
                                  face  value of the ticket  regardless  of what
                                  the face value might be;
                             o    the host has  extended  an  invitation  to the
                                  entertainment  event  to  numerous  Employees.
                             Business Managers must clear their own participation in the above situations with the Chief Compliance Officer or Chair of the Ethics Committee.

                             Each Employee must familiarize himself/herself with, and adhere to, any additional policies and procedures regarding entertainment opportunities and tickets that may be enforced by his/her Business Manager.


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             Lodging
                             An  Employee is not  permitted  to accept a gift of
                             lodging  in  connection   with  any   entertainment
                             opportunity.  Rather,  an  Employee  must  pay  for
                             his/her own lodging  expense in connection with any
                             entertainment    opportunity.    If   an   Employee
                             participates  in an  entertainment  opportunity for
                             which lodging is arranged and paid for by the host,
                             the  Employee  must  reimburse  the  host  for  the
                             equivalent  cost of the lodging,  as  determined by
                             Wellington  Management's  Travel Manager. It is the
                             Employee's  responsibility  to ensure that the host
                             accepts the  reimbursement  and whenever  possible,
                             arrange for  reimbursement  prior to attending  the
                             entertainment   event.   Lodging  connected  to  an
                             Employee's business travel will be paid for by Wellington.

                             Car and Limousine Services
                             An Employee must exercise reasonable judgment with respect to accepting rides in limousines and with car services. Except where circumstances warrant (e.g., where safety is a concern), an Employee is discouraged from accepting limousine and car services paid for by a host when the host is not present.

                             Air Travel
                             An Employee is not permitted to accept a gift of air travel in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own air travel expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which air travel is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the air travel, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement prior to attending the entertainment event. Use of private aircraft or charter flights arranged by the host for entertainment related travel is prohibited. Air travel that is connected to an Employee's business travel will be paid for by Wellington Management.

                             4
                             Solicitation of Gifts, Contributions, or Sponsorships An Employee may not solicit gifts, entertainment tickets, gratuities, contributions (including charitable contributions), or sponsorships from brokers, vendors, clients or companies in which the firm invests or conducts research. Similarly, an Employee is prohibited from making such requests through Wellington Management's Trading Department or any other


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             Wellington  Management Department or employee (this
                             prohibition  does not extend to  personal  gifts or
                             offers   of   Employee   owned   tickets    between
                             Employees).

                             5
                             Giving Gifts (other than Entertainment Opportunities) In appropriate circumstances, it may be acceptable for the firm or its Employees to extend gifts to clients or others who do business with Wellington Management. Gifts of cash
                             (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or excessive or extravagant gifts, as measured by the total value or quantity of the gift(s), are prohibited. Gifts with a face value in excess of $100 must be cleared by the Employee's Business Manager.

                             An Employee should be certain that the gift does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient. Gifts are permitted only when made in accordance with applicable laws and regulations, and in accordance with generally accepted business practices in the various countries and jurisdictions where Wellington Management does business.

                             6
                             Giving Entertainment Opportunities
                             An Employee is not permitted to source tickets to entertainment events from Wellington Management's Trading Department or any other Wellington Management Department or employee, brokers, vendors, or other organizations with whom the firm transacts business (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees). Similarly, an Employee is prohibited from sourcing tickets on behalf of clients or prospects from ticket vendors.

                             Client events and entertainment organized, hosted and attended by one or more Wellington Management Employees are not subject to this prohibition and are outside the scope of this Code.


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             7
                             Sensitive Payments
                             An Employee  may not  participate  on behalf of the
                             firm,  a  subsidiary,  or any  client,  directly or
                             indirectly, in any of the following transactions:
                             o    Use of the  firm's  name or funds  to  support
                                  political candidates or issues, or elected or appointed government officials;
                             o    Payment or receipt  of bribes,  kickbacks,  or
                                  payment or receipt of any money in violation of any law applicable to the transaction;
                             o    Payments to government officials or government
                                  employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction.


                             An Employee making contributions or payments of any kind may do so in his/her capacity as an individual, but may not use or in any way associate Wellington Management's name with such contributions or payments (except as may be required under applicable law). Employees should be mindful of these general principals when making donations to charities sponsored by clients.

                             8
                             Questions and Clarifications
                             Any question as to the appropriateness of gifts, travel and entertainment opportunities, or payments should be discussed with the Chief Compliance Officer, Global Compliance Manager, the General Counsel, or the Chair of the Ethics Committee.

--------------------------   ---------------------------------------------------
Other Activities             Outside Activities
                             All   outside    business    affiliations    (e.g.,
                             directorships, officerships or trusteeships) of any
                             kind  or  membership  in  investment  organizations
                             (e.g.,  an investment  club) must be approved by an
                             Employee's  Business  Manager  and  cleared  by the
                             Chief  Compliance  Officer,  the General Counsel or
                             the  Chair  of the  Ethics  Committee  prior to the
                             acceptance  of such a position  to ensure that such
                             affiliations  do not  present a  conflict  with our
                             clients'  interests.  New Employees are required to
                             disclose all outside business affiliations to their
                             Business  Manager  upon  joining  the  firm.  As  a
                             general matter,  directorships  in public companies
                             or  companies  that may  reasonably  be expected to
                             become  public  companies  will  not be  authorized
                             because of the  potential  for  conflicts  that may
                             impede our freedom to act in the best  interests of
                             clients.   Service  with  charitable  organizations
                             generally   will   be   authorized,    subject   to
                             considerations related to time required during working hours, use of proprietary information and


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             disclosure  of  potential  conflicts  of  interest.
                             Employees  who  engage  in  outside   business  and
                             charitable activities are not acting in their capacity as employees of Wellington Management and may not use Wellington Management's name.

                             Outside Employment
                             Employees who are officers of the firm may not seek additional employment outside of Wellington Management without the prior written approval of the Human Resources Department. All new Employees are required to disclose any outside employment to the Human Resources Department upon joining the firm.

--------------------------   ---------------------------------------------------
Violations of the
Code of Ethics               Compliance with the Code is expected and violations
                             of its  provisions are taken  seriously.  Employees
                             must  recognize  that  the Code is a  condition  of
                             employment with the firm and a serious violation of
                             the  Code  or  related   policies   may  result  in
                             dismissal.  Since many  provisions of the Code also
                             reflect  provisions  of  the  US  securities  laws,
                             Employees  should be aware  that  violations  could
                             also   lead  to   regulatory   enforcement   action
                             resulting  in  suspension  or  expulsion  from  the
                             securities  business,   fines  and  penalties,  and
                             imprisonment.

                             The Compliance Group is responsible for monitoring compliance with the Code. Violations or potential violations of the Code will be considered by some combination of the Chief Compliance Officer, the General Counsel, the Chair of the Ethics Committee and the Vice Chair of the Ethics Committee, who will jointly decide if the violation or potential violation should be discussed with the Ethics Committee, the Employee's Business Manager, and/or the firm's senior management. Further, a violation or potential violation of the Code by an Associate or Partner of the firm will be discussed with the Managing Partners. Sanctions for a violation of the Code may be determined by the Ethics Committee, the Employee's Business Manager, senior management, or the Managing Partners depending on the Employee's position at the firm and the nature of the violation.

                             Transactions that violate the Code's personal trading restrictions will presumptively be subject to being reversed and any profit realized from the position disgorged, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation. If disgorgement is required, the proceeds shall be paid to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee.


--------------------------------------------------------------------------------

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             Code of Ethics


--------------------------   ---------------------------------------------------
                             Violations    of   the   Code's    reporting    and
                             certification   requirements   will   result  in  a
                             suspension of personal  trading  privileges and may
Further Information          give rise to other sanctions.  Questions  regarding
                             interpretation of this Code or questions related to specific situations should be directed to the Chief
                             Compliance  Officer,  the  General  Counsel  or the
                             Chair of the Ethics Committee.

                             Revised: January 1, 2007


--------------------------------------------------------------------------------

                                                                      Appendix A


Approved Exchange Traded Funds

(ETFs  Approved  for  Personal  Trading  Without   Pre-Clearance  and  Reporting
Requirements)

SYMBOL                                         NAME

RSP                          Rydex S&P Equal Weighted Index
DGT                          streetTRACKS Dow Jones US Global Titan
DSG                          streetTRACKS Dow Jones US Small Cap Growth
DSV                          streetTRACKS Dow Jones US Small Cap Value
ELG                          streetTRACKS Dow Jones US Large Cap Growth
ELV                          streetTRACKS Dow Jones US Large Cap Value
FFF                          streetTRACKS FORTUNE 500 Index
GLD                          streetTRACKS Gold Shares
LQD                          iShares Goldman Sachs $ InvesTop Corporate Bond
SHY                          iShares Lehman 1-3 Year Treasury
IEF                          iShares Lehman 7-10 Year Treasury
TLT                          iShares Lehman 20+ Year Treasury
TIP                          iShares Lehman TIPs
AGG                          iShares Lehman Aggregate
EFA                          iShares MSCI EAFE
EEM                          iShares MSCI Emerging Markets
NY                           iShares NYSE 100
NYC                          iShares NYSE Composite
IJH                          iShares S&P MidCap 400 Index Fund
IJJ                          iShares S&P Midcap 400/BARRA Value
IJK                          iShares S&P Midcap 400/BARRA Growth
IJR                          iShares S&P SmallCap 600 Index Fund
IJS                          iShares S&P SmallCap 600/BARRA Value
IJT                          iShares S&P SmallCap 600/BARRA Growth
IOO                          iShares S&P Global 100
OEF                          iShares S&P 100 Index Fund
ISI                          iShares S&P 1500
IVE                          iShares S&P 500/BARRA Value Index Fund
IVV                          iShares S&P 500 Index Fund
IVW                          iShares S&P 500/BARRA Growth Index Fund
IWB                          iShares Russell 1000 Index Fund
IWD                          iShares Russell 1000 Value Index Fund
IWF                          iShares Russell 1000 Growth Index Fund
IWM                          iShares Russell 2000
IWN                          iShares Russell 2000 Value
IWO                          iShares Russell 2000 Growth
IWP                          iShares Russell Midcap Growth
IWR                          iShares Russell Midcap
IWS                          iShares Russell Midcap Value
IWV                          iShares Russell 3000 Index Fund
IWW                          iShares Russell 3000 Value
IWZ                          iShares Russell 3000 Growth
IYY                          iShares Dow Jones U.S. Total Market Index Fund
JKD                          iShares Morningstar Large Core
JKE                          iShares Morningstar Large Growth

                                                                      Appendix A


Approved Exchange Traded Funds

(ETFs  Approved  for  Personal  Trading  Without   Pre-Clearance  and  Reporting
Requirements)

SYMBOL                                         NAME
JKF                          iShares Morningstar Large Value
JKG                          iShares Morningstar Mid Core
JKH                          iShares Morningstar Mid Growth
JKI                          iShares Morningstar Mid Value
JKJ                          iShares Morningstar Small Core
JKK                          iShares Morningstar Small Growth
JKL                          iShares Morningstar Small Value
VB                           Vanguard Small Cap VIPERs
VBK                          Vanguard Small Cap Growth VIPERs
VBR                          Vanguard Small Cap Value VIPERs
VO                           Vanguard MidCap VIPERs
VTI                          Vanguard Total Stock Market VIPERs
VTV                          Vanguard Value VIPERs
VUG                          Vanguard Growth VIPERs
VXF                          Vanguard Extended Market VIPERs
VV                           Vanguard Large Cap VIPERs


This appendix may be amended at the discretion of the Ethics Committee.

Dated January 1, 2006

Personal Securities Transactions                                                         Appendix B

---------------------------------------------------------------------------------------------------
You Must Pre-Clear and Report the Following Transactions:
---------------------------------------------------------------------------------------------------
Bonds (Including Government Agency Bonds, but excluding Direct Obligations of the U.S. Government)
Municipal Bonds
Stock
Closed-end Funds
Exchange Traded Funds not listed in Appendix A*
Notes
Convertible Securities
Preferred Securities
ADRs
Single Stock Futures
Limited Partnership Interests (including hedge funds not managed by WMC) Limited
Liability Company  Interests  (including hedge funds not managed by WMC) Options on Securities Warrants Rights
---------------------------------------------------------------------------------------------------
You Must Report (but Not Pre-clear) the Following Transactions:
---------------------------------------------------------------------------------------------------
Automatic Dividend Reinvestment
Stock Purchase Plan Acquisitions
Corporate Actions (splits, tender offers, mergers, stock dividends, etc.)
Open-end  Mutual Funds (other than money  market  funds) and variable  insurance products advised or sub-advised by
WMC, including offshore funds ("Wellington  Managed Funds")  Transactions in the following  ETFs:  DIA, QQQQ, SPY, MDY* Gifts of securities to you over which you did not control the timing
Gifts of  securities  from you to a  not-for-profit  organization,  including  a private  foundation  and donor advised fund Gifts of  securities  from you to an individual  or donee  other than a  not-for-profit  if the  individual  or donee represents that he/she has no present intention of selling the security
---------------------------------------------------------------------------------------------------
You Do Not Need to Pre-clear or Report the Following Transactions:
---------------------------------------------------------------------------------------------------
Open-end Mutual Funds not managed by WMC
Offshore Funds not managed by WMC
Variable Insurance Products not managed by WMC
ETFs listed on Appendix A
Direct Obligations of the U.S. Government (including obligations issued by GNMA & PEFCO)
Money Market Instruments
Wellington Trust Company Pools
Wellington Sponsored Hedge Funds
Broad based Stock Index Futures and Options
Securities Futures and Options on Direct Obligations of the U.S. Government
Commodities Futures
Foreign Currency Transactions
---------------------------------------------------------------------------------------------------
Prohibited Transactions:
---------------------------------------------------------------------------------------------------
HOLDRS
Initial Public Offerings ("IPOs")
---------------------------------------------------------------------------------------------------

* Effective January 1, 2006 DIA, QQQQ, SPY and MDY are not on Appendix A. The Chief Compliance Officer and the General Counsel have granted an exemption to the pre-clearance requirement for these ETFs, but transactions in these ETFs need to be reported as part of your quarterly reporting.

This appendix may be amended at the discretion of the Ethics Committee

Dated February 17, 2006

Gifts and Entertainment                                               Appendix C

--------------------------------------------------------------------------------------
                              Permitted                   Restrictions
--------------------------------------------------------------------------------------
Accepting an Individual Gift  Gifts with a value of $100  Gifts of cash, gift
                              or less are generally       certificates or other item
                              permitted.                  readily convertible to
                                                          cash cannot be accepted.
                                                          Gifts valued at over $100
                                                          cannot be accepted.
--------------------------------------------------------------------------------------
Accepting a Firm Gift                                     Employee's Business
                                                          Manager must approve prior
                                                          to accepting.
--------------------------------------------------------------------------------------
Accepting Entertainment       Permissible only if         Discouraged from accepting
Opportunities and Tickets     participation is            ticket or entrance fee
                              occasional, host is         with face value over $200,
                              present, event has a        more than one ticket,
                              legitimate business         ticket to high profile or
                              purpose, ticket or          unusual event, or event
                              entrance fee has face       where numerous Wellington
                              value of $200 or less,      Employees are invited.
                              event is not unusual or     Business Manager approval
                              high profile or could not   required for above
                              be deemed excessive.        situations and Employee
                                                          must pay for ticket.
--------------------------------------------------------------------------------------
Accepting Lodging             Employee cannot accept      Employee must pay cost of
                              gift of lodging             lodging in connection with
                                                          any entertainment
                                                          opportunity.
--------------------------------------------------------------------------------------
Accepting Car/Limo Service    Exercise reasonable         Discouraged from accepting
                              judgment and host must be   when host is not present
                              present.                    unless safety is a concern
--------------------------------------------------------------------------------------
Accepting Air Travel-         Employee cannot accept      Employee must pay air
Commercial                    gift of air travel          travel expenses in
                                                          connection with any
                                                          entertainment opportunity.
--------------------------------------------------------------------------------------
Accepting Air Travel -        Employee cannot accept      Employee cannot accept
Private                       gift of private air travel. gift of private air travel.
--------------------------------------------------------------------------------------
Giving Gifts                  Gifts to clients valued at  Gifts valued at over $100
                              $100 or less are            require approval of
                              acceptable provided gift    employee's Business
                              is not cash or cash         Manager.
                              equivalent.
--------------------------------------------------------------------------------------
Giving Entertainment                                      Employees cannot source
Opportunities                                             tickets on behalf of
                                                          clients from other
                                                          employees or from ticket
                                                          vendors.
--------------------------------------------------------------------------------------